Exhibit 4.20
U.S.$165,000,000
Compagnie Générale de Géophysique
7 1/2% Senior Notes due 2015
PURCHASE AGREEMENT
27 January 2006
CREDIT SUISSE SECURITIES (EUROPE) LIMITED
BNP PARIBAS SECURITIES CORP.
c/o Credit Suisse Securities (Europe) Limited (“CS”)
One Cabot Square
London, England E14 4QJ
Dear Sirs:
1.	Introductory.
             (a) Compagnie Générale de Géophysique (the “Company”), a société anonyme incorporated under the laws of France and registered at the Evry Commercial Registry under Number B 969 202 241 (69B00224), proposes, subject to the terms and conditions stated herein, to issue and sell to the initial purchasers named in Schedule A hereto (the “Purchasers”) U.S.$165,000,000 in aggregate principal amount of its 7 1/2% Senior Notes due 2015 (the “Notes” or “Securities”) to be issued under the indenture, dated 28 April 2005 (the “Indenture”), among the Company, the Guarantors (as defined below) and JPMorganChase Bank, National Association, as trustee (the “Trustee”), such Notes representing a single series of securities with and having the same terms and conditions as, the U.S.$165,000,000 aggregate principal amount of the 7 1/2% Senior Notes due 2015 issued on 28 April 2002 (the “Initial Securities”).
             (b) The Securities may be sold by the Purchasers pursuant to Regulation S (“Regulation S”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”) to investors outside of the United States of America and pursuant to Rule 144A (“Rule 144A”) under the Securities Act to qualified institutional buyers in the United States of America.
             (c) Application has been made to list the Notes on the Euro MTF Market of the Luxembourg Stock Exchange.
             The Company’s obligations under the Securities, including the due and punctual payment of interest on the offered Securities, shall be unconditionally guaranteed pursuant to the Indenture (each a “Guarantee", and collectively, the “Guarantees”) on a senior basis by each of the Company’s subsidiaries indicated as Guarantors on Schedule B hereto (together, the “Guarantors”).
             The holders of the Securities will be entitled to the benefits of a Registration Rights Agreement dated as of the date hereof among the Company and the Purchasers (the “Registration Rights Agreement”) in substantially the form of Exhibit A hereto, pursuant to which the Company agrees to file a registration statement (the “Exchange Offer/Shelf Registration Statement”) with the United States Securities and Exchange Commission (the “Commission”) registering the exchange of a new series of 7 1/2% Senior Notes due 2015 of the Company and the guarantees of the new series of 7 1/2% Senior Notes due 2015 of the Company (such notes and guarantees of such notes, the “Exchange Securities”) for the Securities and/or the resale of the Securities under the Securities Act.
             Capitalised terms not otherwise defined herein shall have the meaning ascribed to such terms in the Indenture.
             The Company hereby agrees with the several Purchasers as follows:
2.      Representations and Warranties of the Company and Guarantors. The Company represents and warrants to, and agrees with, and, to the extent applicable to the Guarantors and Guarantees, each Guarantor represents and warrants to, and agrees with, the several Purchasers that as of the date of this Agreement and the Closing Date (as defined below):
             (a) A preliminary offering circular dated 26 January 2006 and an offering circular dated 27 January 2006 relating to the Securities to be offered by the Purchasers have been prepared by the Company. Such preliminary offering circular (the “Preliminary Offering Circular”) and offering circular (the “Offering Circular”), in each case as supplemented from time to time as of the date of this Agreement and as of the Closing Date (as defined herein), are hereinafter collectively referred to as the “Offering Document”. The Preliminary Offering Circular, as of its date, and the Offering Circular, as of the date of this Agreement and as of the Closing Date, do not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The information (the “Additional Issuer Information”) required to be delivered to holders and prospective purchasers of the Securities pursuant to the Indenture in accordance with Rule 144A(d)(4) under the Securities Act does not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding two sentences do not apply to statements in or omissions from the Offering Document made in reliance upon and in conformity with written information furnished to the Company by the Purchasers through CS specifically for use therein, it being understood and agreed that the only such information furnished by the Purchasers consists of the following information in the Offering Document: the table entitled “Initial Purchasers” under the caption “Plan of Distribution” and the second paragraph thereafter under the caption “Plan of Distribution”.
             (b) The Company has been duly incorporated, is validly existing under the laws of France, with full power and authority (corporate and other) to own and lease its properties and conduct its business as described in the Offering Document; and the Company is lawfully qualified to do business in all other jurisdictions in which its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), business, prospects or results of operations of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).
             (c) Each subsidiary of the Company set forth on Schedule B hereto has been duly organized and is validly existing under the laws of the jurisdiction of its organization, with full power and authority (corporate and other) to own and lease its property and conduct its business as described in the Offering Document; and each such subsidiary of the Company is lawfully qualified to do business in all other jurisdictions in which its ownership or leasing of property or the conduct of its business requires such qualification except where the failure to be so qualified would not individually or in the aggregate have a Material Adverse Effect; all of the issued and outstanding capital stock of the Company and each such subsidiary of the Company has been duly authorized and validly issued under the laws of the jurisdiction of its incorporation and is fully paid and non-assessable; and except as shown on Schedule

B hereto, the capital stock of each such subsidiary of the Company is owned, directly or through subsidiaries, by the Company, free from liens, encumbrances and defects. Schedule B hereto sets forth a complete list of each subsidiary (excluding dormant or insignificant subsidiaries) with the relevant jurisdiction of incorporation or organization, the Company’s direct and indirect ownership thereof and whether such subsidiary is a Guarantor.
             (d) The Company had the power and authority (corporate and other) to enter into the Indenture, as of its date, and has the power and authority (corporate and other) to enter into the Securities, the Registration Rights Agreement, the Exchange Securities and this Agreement and any documents entered into in connection therewith, in each case to which it is a party.
             (e) Each Guarantor had the power and authority (corporate and other) to enter into the Indenture, as of its date, respectively, and has the power and authority (corporate and other) to enter into Indenture, the Guarantees, the Registration Rights Agreement, the Exchange Securities and this Agreement and any documents entered into in connection therewith, in each case to which it is a party.
             (f) The Indenture has been duly authorized by the Company and by each Guarantor, the Securities have been duly authorized by the Company, when the Securities are delivered and paid for pursuant to this Agreement on the Closing Date (as defined below), the Indenture will have been duly executed and delivered, such Securities will have been duly executed, authenticated, issued and delivered and will conform to the description thereof contained in the Offering Document, and (assuming due authorization, execution and delivery by the Trustee) the Indenture and such Securities will constitute valid and legally binding obligations of the Company and each Guarantor, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability from time to time in effect relating to or affecting creditors’ rights and to general principles of equity.
             (g) The Indenture has been duly qualified under the United States Trust Indenture Act of 1939, as amended (the “TIA”), and conforms in all material respects to the requirements of the TIA and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.
             (h) Each Guarantee to be endorsed on the Securities by each of the Guarantors has been duly authorized by such Guarantor and, on the Closing Date, will have been duly executed and delivered by each such Guarantor and will conform in all material respects to the description thereof contained in the Offering Document; when the Securities have been issued, executed and authenticated in accordance with the Indenture and delivered to and paid for by the Purchasers in accordance with the terms of this Agreement, the Guarantee of each Guarantor endorsed thereon (assuming due authentication of the Securities by the Trustee) will constitute valid and legally binding obligations of such Guarantor, enforceable against such Guarantor in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability from time to time in effect relating to or affecting creditors’ rights and to general equity principles.
             (i) The Registration Rights Agreement has been duly authorized, and on the Closing Date the Registration Rights Agreement will have been duly executed and delivered, will conform to the description thereof contained in the Offering Document and (assuming due authorization, execution and delivery by the Purchasers) will constitute a valid and legally binding obligation of the Company and each Guarantor, enforceable against each of them in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability from time to time in effect relating to or affecting creditors’ rights and to general principles of equity.
             (j) The Exchange Securities have been duly authorized and, when the Exchange Securities have been delivered in exchange for the Securities in accordance with the terms of the exchange offer provided for in the Registration Rights Agreement, such Exchange Securities will have been duly executed, authenticated, issued and delivered and will conform to the description thereof contained in the Offering Document, and such the Exchange Securities will (assuming due authentication thereof by the Trustee) constitute valid and legally binding obligations of the Company and the Guarantors, enforceable against each of them in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity.
             (k) The guarantee to be endorsed on the Exchange Securities by each Guarantor has been duly authorized by such Guarantor and, when issued, will have been duly executed and delivered by each such Guarantor; and when the Exchange Securities have been issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the guarantee of each Guarantor endorsed thereon will constitute valid and legally binding obligations of such Guarantor, enforceable against such Guarantor in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equity principles.
             (l) Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Purchasers for a brokerage commission, finder’s fee or like payment in connection with the offer and sale of the Securities, other than the fees payable to the Purchasers in connection with the offer and sale of the Securities.
             (m) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement, the Indenture or the Registration Rights Agreement, in connection with the issuance and sale of the Securities or the issuance and exchange of the Exchange Securities for the Securities, except, in each case, such as have been or, prior to the Closing Date, will be obtained, and other than such as may be required under US state securities or “Blue Sky” laws and the receipt by the Company of an order from the Commission declaring the Exchange Offer/Shelf Registration Statement effective.
             (n) None of the Company or any subsidiary of the Company is (i) in violation of its respective articles of association, charter, by-laws or other constitutive documents, (ii) in default, and no event has occurred which, with notice or lapse of time or both, would constitute a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject except for such default or event which would not, individually or in the aggregate, have a Material Adverse Effect or (iii) in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property assets may be subject for such default or event which would not, individually or in the aggregate, have a Material Adverse Effect.
             (o) Except as disclosed in the Offering Document, under current laws and regulations of France, Luxembourg and the United States (each, a “Relevant Jurisdiction”, and collectively, the “Relevant Jurisdictions”) and any political subdivisions and taxing authorities thereof or therein, all interest, principal, premium, if any, and other payments due or made on the Securities and the Exchange Securities may be paid by the Company to the holders thereof in U.S. Dollars that may be converted into foreign currency and freely transferred out of each of the Relevant Jurisdictions and all such payments made to holders thereof who are non-residents of the Relevant Jurisdictions will not be subject to income, withholding or other taxes under laws and regulations of any of the Relevant Jurisdictions for tax purposes or any political subdivision or taxing authority thereof or therein (provided that this clause does not apply to any tax of whatever nature that may be imposed by a relevant jurisdiction as a result of Securities or Exchange Securities being held through a permanent establishment, an agent or a fixed base situated in such relevant jurisdiction) and any tax that may be imposed by a Relevant Jurisdiction pursuant to the Directive 2003/48/CE on the taxation of savings income and without the necessity of obtaining any governmental authorization in any of the Relevant Jurisdictions or any political subdivision or taxing authority thereof or therein, provided in the case of the United States that either (i) the payments are made to a “clearing organization” within the meaning of U.S. Treasury Regulation Section 1.6049-4(c)(1)(ii)(M), or (ii) the holder has provided the Company or the relevant paying agent with an applicable Form W-8.
             (p) No capital, transfer, stamp duty, stamp duty reserve or other documentary, issuance or transfer taxes or duties (other than, in the case of France, timbres de dimension, the amount of which is nominal and the non-payment of which does not affect the validity of this Agreement) are payable by or on behalf of the Purchasers in any Relevant Jurisdiction, or any political sub-division or taxing authority thereof or therein on (i) the creation, issue or delivery by the Company of the Securities pursuant hereto or the sale thereof, (ii) the creation, issue or delivery by the Company of the Exchange Securities or the exchange of the Securities therefor, (iii) the execution of the Indenture, the Registration Rights Agreement, this Agreement and any documents entered into in connection therewith, or (iv) the consummation of the transactions contemplated by this Agreement.
             (q) The execution, delivery and performance of the Indenture, the Guarantees, this Agreement, the Registration Rights Agreement, and the issuance and sale of the Securities and the issuance and exchange of the Exchange Securities for the Securities and compliance with the terms and provisions hereof and thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company, or any of their respective properties except for any such breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect, or (ii) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject except for any such breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) the charter or by-laws of the Company or any such subsidiary.
             (r) This Agreement has been duly authorized, executed and delivered by the Company and constitutes valid and legally binding obligations of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability from time to time in effect relating to or affecting creditors’ rights and to general principles of equity and except in connection with rights to indemnification and contribution thereunder that may be limited by federal or state securities laws or public policy relating thereto.
             (s) Except as disclosed in the Offering Document, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Offering Document, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.
             (t) Neither the Company nor any of its subsidiaries has taken any action nor, so far as the Company is aware, have any steps been taken or legal proceedings been started or threatened against it or any of its subsidiaries for winding-up, dissolution or reorganization, or for the appointment of a receiver, administrative receiver, or administrator, trustee or similar officer of it or any of its subsidiaries or any assets of it or any of its subsidiaries.
             (u) The Company and its subsidiaries possess adequate certificates, licenses, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, which would, individually or in the aggregate, have a Material Adverse Effect.
             (v) No labour dispute with the employees of the Company or any subsidiary of the Company exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.
             (w) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.
             (x) Neither the Company nor any of its subsidiaries (i) is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), (ii) owns or operates any real property contaminated with any substance that is subject to any environmental laws, (iii) is liable for any off-site disposal or contamination pursuant to any environmental laws or (iv) is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.
             (y) Except as described in the Offering Document, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture, this Agreement or the Registration Rights Agreement or which are otherwise material in the context of the sale of the Securities or the exchange of the Exchange Securities for the Securities; and no such actions, suits or proceedings are, to the Company’s knowledge, threatened or contemplated.
             (z) The consolidated annual financial statements and the related notes of the Company included in the Offering Document present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in France (“French GAAP”), applied on a consistent basis.
             (aa) The consolidated annual financial statements and consolidated interim financial statements and the related notes of Exploration Resources ASA (“Exploration Resources”) included in the Offering Document present fairly the financial position of Exploration Resources and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, respectively, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”), applied on a consistent basis.
             (bb) The reconciliation of the Company’s financial statements referred to in paragraph (z) above as reconciled with U.S. GAAP and filed on Form 20-F/A comply with the requirements of Form 20-F.

             (cc) The consolidated annual and consolidated interim financial statements and the related notes of the Company included in the Offering Document present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, respectively, and such financial statements have been prepared in conformity with the accounting principles established by the International Financial Reporting Standards (“IFRS”), applied on a consistent basis.
             (dd) The reconciliation to IFRS of the Company’s financial information included in Note 10 to the Company’s consolidated interim financial statements and included in the Offering Document complies with the applicable requirements and standards of IFRS.
             (ee) The information set forth in the Offering Document in Note 10 to the Company’s consolidated interim financial statements under the heading “Reconciliation for the Period Ended September 30, 2004 French GAAP —IFRS,” Note 11 to the Company’s consolidated interim financial statements under the heading “Reconciliation to U.S. GAAP,” Note 28(A) to the Company’s annual consolidated financial statements under the heading “Summary of Differences Between Accounting Principles followed by the Group and U.S. GAAP,” and in “Transition to International Financial Reporting Standards” attached as Annex A to the Offering Document includes a fair summary, in all material respects, of the differences, as they relate to the Company’s consolidated financial statements, between French GAAP and IFRS and French GAAP and U.S. GAAP, respectively, for the periods indicated.
             (ff) Except as disclosed in the Offering Document, since the date of the latest audited financial statements included in the Offering Document, there has been no material adverse change, nor any development or event involving a prospective material loss or adverse change, in the condition (financial or other), business, prospects, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Offering Document, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, nor since the date of the latest audited financial statements included in the Offering Document has there been any material loss or interference with the business of the Company and its subsidiaries from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Document.
             (gg) The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the U.S. Securities Exchange Act of 1934 (the “Exchange Act”), and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.
             (hh) The Company is not an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the “Investment Company Act”); and the Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Offering Document, will not be an “investment company” as defined in the Investment Company Act.
             (ii) Except as described in the Offering Document, neither the Company, nor any of its subsidiaries is currently or has reason or notice to believe that it will be in the future a party to, or directly or indirectly concerned in, an agreement, arrangement, understanding or practice (whether or not legally binding) which may (i) contravene any treaty, regulation or directive of the European Community relating to competition or restraint of trade, or any competition or restraint of trade laws of any other jurisdiction, (ii) be registrable, unenforceable or void or rendering the Company, its subsidiaries or any of their respective officers, directors or employees liable to administrative, civil or criminal proceedings under any competition legislation, or restraint of trade regulation or similar legislation, or (iii) be the subject of any investigation by an competent authority in respect of any provision of any competition legislation, or restraint of trade regulation or similar legislation in any jurisdiction. Neither the Company nor any of its subsidiaries is currently, or has reason to believe that it will be, engaged in (whether on its own or jointly with any other person) any conduct which amounts to the abuse of a dominant position in a market which may affect competition within the European Union or any part of it.
             (jj) No event of default exists under any contract, indenture, mortgage, loan, agreement, note, lease or other agreement or instrument constituting “Indebtedness” (as defined in the Indenture) that either singly or in the aggregate could result in or is capable of resulting in a Material Adverse Effect.
             (kk) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system.
             (ll) Assuming the accuracy of the representations and warranties of the Purchasers in this Agreement, the offer and sale of the Securities in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(2) thereof, Rule 144A (“Rule 144A”) thereunder and Regulation S thereunder (“Regulation S”).
             (mm) Neither the Company nor any of its respective affiliates, nor any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold, directly or indirectly, in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Securities or any security of the same class or series as the Securities, or (ii) has offered or will offer or sell the Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S under the Securities Act, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. The Company, its affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. The Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Securities except for this Agreement.
             (nn) The net proceeds of the sale of the Securities will be applied in the manner described under the “Use of Proceeds” section in the Offering Document.
             (oo) No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act (i) has imposed (or has informed the Company or any Guarantor that it is considering imposing) any condition (financial or otherwise) on the Company’s or any Guarantor’s retaining any rating assigned to the Company or any Guarantor, any securities of the Company or, (ii) has indicated to the Company that it is considering (a) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Company or any Guarantor or any securities of the Company or any Guarantor.
             (pp) Application has been made to list the Securities on the Euro MTF Market of the Luxembourg Stock Exchange.
             (qq) The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with French GAAP and/or IFRS, as applicable, and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, except, in each case, with regard to matters set forth in the Offering Document.
             (rr) Neither the Company nor any of its subsidiaries, and none of their respective properties or assets, has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, executing or otherwise) under the laws of any jurisdiction in which it has been incorporated or in which any of its property or assets are held.
             (ss) To ensure the legality, validity, enforceability and admissibility into evidence of each of this Agreement, the Indenture, the Securities, the Guarantees, the Exchange Securities, the Registration Rights Agreement or any other document to be furnished hereunder or thereunder in any of the Relevant Jurisdictions, it is not necessary that any of this Agreement, the Indenture, the Securities, the Guarantees, the Exchange Securities, the Registration Rights Agreement or such other document be filed or recorded with any court or any other authority in any of the Relevant Jurisdictions or that any stamp or similar tax (other than, in the case of France, timbres de dimension) be paid in the Relevant Jurisdictions on or in respect of any of this Agreement, the Indenture, the Securities, the Guarantees, the Exchange Securities, the Registration Rights Agreement or any such other document.
             (tt) The Company (immediately after and giving effect to the issuance of the Securities) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to the Company and to a particular date, that on such date (a) the present value of the Company’s assets is not less than the Company’s liabilities, each as calculated in accordance with French GAAP; (b) assuming the sale of the Securities as contemplated by this Agreement and the Offering Document, the Company should be able to pay its respective debts as they become absolute and mature; and (c) the capital remaining in the Company would not be unreasonably small for the business in which the Company is engaged after giving due consideration to the prevailing practice in the industry in which such entity is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that is likely to become an actual or matured liability.
             (uu) Except as disclosed in the Offering Document, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on shares of such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.
             (vv) The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) the completion of the distribution of the Securities, will not distribute any material referring to the offering and sale of the Securities other than the Offering Document or other materials, if any, permitted by the Securities Act and the Financial Services and Markets Act 2000 (“FSMA”) (or regulations promulgated pursuant to the Securities Act or FSMA).
             (ww) In connection with the distribution of the Securities, (i) the Company has not offered or sold, and will not offer or sell, directly or indirectly, any Securities to the public in France, (ii) offers and sales of Securities in France will be made only to qualified investors in accordance with Articles L.411-2 and D.411-1 of the French Code monétaire et financier, and (iii) the Company has not distributed or caused to be distributed and will not distribute or cause to be distributed in France, the Preliminary Offering Circular or the Offering Circular or any other offering material relating to the Securities other than to investors to whom offers and sales of Securities in France may be made as described above.

             (xx) Mazars & Guérard and Barbier Frinault & Autres Ernst & Young Audit, who have certified certain financial statements of the Company and its consolidated subsidiaries for each of the years ended 31 December 2003 and 31 December 2004, and Barbier Frinault & Autres and Ernst & Young Audit, who have certified certain financial statements of the Company and its consolidated subsidiaries for the year ended 31 December 2002 and have delivered their reports in respect of the financial statements of the Company and its consolidated subsidiaries for each such year with respect to the audited consolidated financial statements and schedules included in the Offering Document, are, and have been in all such periods for which such financial statements are so included, independent auditors with respect to the Company in accordance with French GAAP and are independent registered public accountants within the meaning of the Securities Act and the rules and regulations promulgated thereunder.
             (yy) Ernst & Young AS who have certified certain financial statements of Exploration Resources for the year ended December 31, 2004 and have delivered their reports in respect of the financial statements of Exploration Resources for such year with respect to the audited consolidated financial statements and schedules included in the Offering Document, are, and have been in all such periods for which such financial statements are so included, independent auditors in accordance with U.S. GAAP and are independent registered public accountants within the meaning of the Securities Act and the rules and regulations promulgated thereunder.
             (zz) Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities in violation of applicable law. The Company has not taken any action or omitted to take any action (such as issuing any press release relating to the Securities without an appropriate legend) which may result in the loss by any of the Purchasers of the ability to rely on any stabilisation safe harbour provided under FSMA. The Company has been informed of the guidance relating to stabilisation provided by the Financial Services Authority, in particular in Section MAR 2 Annex 2G of the Financial Services Authority Handbook.
             (aaa) The statistical, market-related, industry and similar data included in the Offering Document is based on or derived from sources that, to the knowledge of the Company, having made all reasonable inquiry, are reliable and accurate, and the disclosure of such data in the Offering Document is not misleading in any material respect.
             (bbb) Each of the Company and the Company’s subsidiaries has filed all non-U.S., U.S. federal, state and local tax returns that are required to be filed, or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and, except as set forth in the Offering Document, has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable or made adequate reserve of provision for, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect.
             (ccc) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged taking into account the Company and its subsidiaries’ level of risk and the cost of insurance coverage; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause that will have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole; none of the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and none of the Company nor any of its subsidiaries has any reason to believe as of the date of this Agreement that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.
             (ddd) The Company has the power to submit and, pursuant to this Agreement, has legally, validly, effectively and irrevocably submitted to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York, in connection with any suit, action or proceeding arising out of or relating to this Agreement, and has the power to designate, appoint and empower and, pursuant to this Agreement has legally, validly, effectively and irrevocably designated, appointed and empowered an agent for service of process in any suit, action or proceeding, as provided herein.
             (eee) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Offering Document has been made or reaffirmed without a reasonable basis or has been disclosed other than as in good faith.
             (fff) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements relating to money laundering applicable to the Company and its subsidiaries and, so far as the Company is aware, any related or similar statutes, rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, and neither the Company nor any of its subsidiaries nor, to the knowledge of the Company or any director, officer or employee of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) caused the Company or any of its subsidiaries to be in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977 or other national or local law regulating payments to governmental officials or employees; or (iv) made any unlawful payment, except, in each case, with regard to matters set forth in the Offering Document.
             (ggg) Neither the Company, nor any of its subsidiaries nor any of their respective directors, officers, employees or affiliates, to the best of the Company’s knowledge after due inquiry, is a person with whom transactions are currently prohibited under any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of Treasury (“OFAC”) or equivalent European Union measure; the Company agrees that it will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any person or entity, or any subsidiary, joint venture partner or sub-division of such other person or entity, for the purpose of financing the activities of any person with whom transactions are currently prohibited under any U.S. sanctions administered by OFAC or any equivalent European Union measure.
             (hhh) At September 30, 2005, the Company would have had, on the combined consolidated pro forma basis indicated in the Offering Document (and any amendment or supplement thereto), a capitalization as set forth therein. The pro forma financial statements of the Company included in the Offering Document (and any amendment or supplement thereto) have been prepared in all material respects in accordance with the accounting requirements of Article 11 of Regulation S-X of the Commission; the assumptions used in the preparation of such pro forma financial statements are, in the opinion of the management of the Company, reasonable; and the pro forma adjustments reflected in such pro forma financial statements have been properly applied to the historical amounts in compilation of such pro forma financial statements. The financial statements are those required to be included and comply as to form with the applicable accounting requirements of the Securities Exchange Act of 1934, as amended, and the related rules and regulations adopted by the SEC as if the Offering Document were a prospectus forming part of a registration statement on Form F-4 under the Securities Act, except, that the unaudited financial statements of the Company in the Preliminary Offering Circular do not contain information with respect to the subsidiary guarantors as required by Rule 3-10 of Regulation S-X and, except, only in the case of, the unaudited financial statements of Exploration Resources, where the failure to so comply would not cause the Offering Document to include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
             3. Purchase, Sale and Delivery of Securities. On the basis of the representations, warranties and agreements herein set forth, but subject to the terms and conditions herein contained, the Company agrees to sell to the several Purchasers, and the several Purchasers agree, severally and not jointly, to purchase from the Company, at a purchase price of 101.00% of the principal amount thereof plus accrued interest (if any) from November 15, 2005 to the Closing Date (as hereinafter defined), the respective principal amounts of Notes set forth opposite their names in Schedule A hereto.
             The Company will deliver, against payment of the purchase price, the Notes to be offered and sold by the Purchasers in reliance on Regulation S (the “Regulation S Notes”) in the form of one or more permanent global Notes in registered form without interest coupons (the “Regulation S Global Notes”) which will be deposited with the Trustee, in its capacity as custodian for the Depository Trust Company (“DTC”), and registered in the name of Cede & Co., as nominee for DTC. The Company will deliver against payment of the purchase price the Notes to be purchased by each Purchaser hereunder and to be offered and sold by each Purchaser in reliance on Rule 144A under the Securities Act (the “144A Notes”) in the form of one or more permanent global notes in registered form without interest coupons (the “Restricted Global Notes”, along with the Regulation S Global Notes, each a “Global Note”), which will be deposited with the Trustee as Custodian for DTC and registered in the name of Cede & Co., as nominee for DTC. The Regulation S Global Notes and the Restricted Global Notes shall be assigned separate CUSIP Numbers. The Restricted Global Notes shall include the legend regarding restrictions on transfer set forth under “Transfer Restrictions” in the Offering Document.
             Payment for the Regulation S Notes and the 144A Notes shall be made by the Purchasers in wire transfer (same day) funds to an account of the Company or an account as the Company may direct at a bank acceptable to the Purchasers at the office of Vinson & Elkins R.L.L.P., London at 10.00 A.M. (London time), on 3 February 2006, or at such other time not later than five full business days thereafter as the Purchasers and the Company shall mutually determine, such time being herein referred to as the “Closing Date”, against delivery to the Trustee, as custodian for DTC, of (i) the Regulation S Global Notes representing all of the Regulation S Notes and (ii) the Restricted Global Notes representing all of the 144A Notes. The Regulation S Global Notes and the Restricted Global Notes will be made available for checking at the office of Vinson & Elkins R.L.L.P. at least 24 hours prior to the Closing Date.
             In consideration of the agreement by the Purchasers to severally subscribe and pay for the Notes as aforesaid, the Company shall pay to the Purchasers a combined management, underwriting and selling commission of 2.25% of the principal amount of the Notes plus VAT (if applicable). The Purchasers shall be entitled to deduct the said commission from the purchase price by way of set-off.
             CS (the “Stabilising Agent”), on behalf of the Purchasers, may, to the extent permitted by applicable law, over-allot and effect transactions in any over-the-counter market or otherwise, in connection with the distribution of the Securities, with a view to stabilising or maintaining the market price of the Securities at levels other than those which might prevail in the open market but in doing so the Stabilising Agent shall act as principal and not as agent of the Company and any loss resulting from over-allotment or stabilisation shall be borne, and any profit arising therefrom shall be beneficially retained, by the Stabilising Agent. Nothing in this fifth paragraph of Section 3 shall be construed so as to require the Company to issue in excess of U.S.$165,000,000 million principal amount of Securities.

             As between the Company and the Purchasers, any loss resulting from stabilisation shall be borne, and any profit arising therefrom shall be retained, by the Purchasers as set out in the Agreement Among Purchasers.
4.	Representations by Purchasers; Resale by Purchasers.
             (a) Each Purchaser severally represents and warrants to the Company and the Guarantors that it has duly authorized, executed and delivered this Agreement and is an institutional “accredited investor” within the meaning of Regulation D under the Securities Act.
             (b) Each Purchaser severally acknowledges that the Securities and the Guarantees have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of U.S. persons, except in accordance with Regulation S or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Each Purchaser severally represents and agrees that it has offered and sold the Securities and will offer and sell the Securities (i) as part of their distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 144A (“Rule 144A”) or Rule 903 under the Securities Act. Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Securities. Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Securities, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser severally agrees that, at or prior to confirmation of sale of the Securities, other than a sale pursuant to Rule 144A, such Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Securities from it during the restricted period a confirmation or notice to substantially the following effect:
“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S.”
Terms used in this subsection (b) have the meanings given to them by Regulation S of the Securities Act.
             (c) Each Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Securities except for any such arrangements with other Purchasers or affiliates of the other Purchasers or with the prior written consent of the Company.
             (d) Each Purchaser severally agrees that neither it nor any of its affiliates nor any person acting on its or their behalf will offer or sell the Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to, (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or disseminated via the internet, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.
             (e) Each Purchaser severally represents, warrants and agrees that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received by it in connection with the issue or sale of any Securities in circumstances in which section 21(1) of FSMA does not apply to the Company or the Guarantors; and (ii) it has complied and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.
             (f) In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Purchaser represents, warrants and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Securities to the public in that Relevant Member State at any time:
                   (i)       to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;
                   (ii)       to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than EUR43,000,000 and (3) an annual net turnover of more than EUR50,000,000, as shown in its last annual or consolidated accounts;
                   (iii)       to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of CS for any such offer; or
                   (iv)       in any other circumstances which do not require the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.
For the purposes of this provision, the expression an “offer of Securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.
             (g) Each Purchaser severally represents and agrees that it has complied and will comply in all material respects with all applicable laws and regulations in each jurisdiction in which it offers and distributes any offering materials relating to the offering or offers or sells the Notes.

5.	Certain Agreements of the Company. The Company agrees with the several Purchasers that:
             (a) If, at any time prior to the completion of the resale of the Securities by the Purchasers, any event occurs as a result of which the Offering Document as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any such time to amend or supplement the Offering Document to comply with any applicable law, the Company promptly will notify the Purchasers of such event and promptly will prepare, at its own expense, an amendment or supplement which will correct such statement or omission or effect such compliance. The Company will advise the Purchasers promptly of any proposal to amend or supplement the Offering Document and will not effect such amendment or supplementation without the Purchasers’ consent. Neither the Purchasers’ consent to, nor the Purchasers’ delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.
             (b) The Company will furnish to the Purchasers copies of the Preliminary Offering Circular, the Offering Circular and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Purchasers reasonably request. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act and is not exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, the Company will promptly make available to the Purchasers and, upon request of holders and prospective purchasers of the Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Securities. The Company will pay the expenses of printing and distributing to the Purchasers and any such holders or prospective purchasers all such documents.
             (c) The Company will arrange for the qualification of the Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in Europe, the United States and Canada as the Purchasers reasonably designate and will continue such qualifications in effect so long as required for the resale of the Securities by the Purchasers, provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction.
             (d) During the period of two years after the Closing Date, the Company will, upon request, furnish to the Purchasers and any holder of Securities a copy of the restrictions on transfer applicable to the Securities.
             (e) In connection with the offering, until CS shall have notified the Company and the other Purchasers of the completion of the resale of the Securities, neither the Company not any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Securities or attempt to induce any person to purchase any Offered Securities; and neither it nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Securities. During the period of two years after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been reacquired by any of them, unless pursuant to a registration statement under the Securities Act.
             (f) During the period of two years after the Closing Date, the Company will not be or become an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

             (g) Prior to the Closing Date and for 40 days subsequent to the Closing Date, neither the Company nor any of its subsidiaries will issue any press release or other communication directly or indirectly or hold any press conference with respect to the issue of the Securities, the Company or any of its subsidiaries, the condition, financial or otherwise (except for routine communications in the ordinary course of business and consistent with past practice, including the Company’s disclosure of results at and for the twelve months ended December 31, 2005 and 2004), or the earnings, business affairs or business prospects of the Company or any of its subsidiaries, without the prior consent of the Purchasers.
             (h) The Company agrees to pay all expenses (together with VAT, where applicable) incidental to the performance of its obligations under this Agreement and the Indenture, including, subject to receipt of sufficiently itemized accounts (i) the fees, disbursements and expenses of the Company’s legal advisors; (ii) the fees, disbursements and expenses of the Company’s accountants; (iii) the fees, disbursements and expenses of the Purchasers’ legal advisors, Vinson & Elkins RLLP and Bernard Hertz Bejot; (iv) the fees and expenses of the Trustee or any paying agent and their respective professional advisors; (v) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Securities and the Exchange Securities, the preparation and printing of this Agreement, the Securities, the Indenture, the Registration Rights Agreement, the Preliminary Offering Circular and the Offering Circular and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Securities and the Exchange Securities; (vi) the cost of listing the Securities and the Exchange Securities and qualifying the Securities and the Exchange Securities for trading on the Euro MTF Market of the Luxembourg Stock Exchange and any expenses incidental thereto, including those of the Luxembourg listing agent; (vii) the cost of qualifying the Securities and the Exchange Securities for trading in The Portalsm Market (“PORTAL”) of the NASDAQ Stock Market, Inc. and any expenses incidental thereto; (viii) the cost of any advertising approved by the Company in connection with the issue of the Securities; (ix) any expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Securities for sale under the laws of such jurisdictions in Europe, the United States and Canada as the Purchasers designate and the printing of memoranda relating thereto; (x) any fees charged by investment rating agencies for the rating of the Securities; and (xi) expenses incurred in distributing the Preliminary Offering Circular and the Offering Circular (including any amendments and supplements thereto) to the Purchasers. The Company agrees to pay or reimburse the Purchasers (to the extent incurred by them) for all reasonable travel expenses of the Purchasers and the Company’s officers and employees and any other reasonable expenses of the Purchasers and the Company in connection with attending or hosting meetings with prospective purchasers of the Securities from the Purchasers. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Purchasers set forth in Section 7 hereof is not satisfied, because this Agreement is terminated or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder (other than solely by reason of a default by an Purchaser on its obligations hereunder after all conditions hereunder have been satisfied in accordance herewith), the Company agrees to promptly reimburse the Purchasers upon demand for all reasonable out-of-pocket expenses (including reasonable fees, disbursements and charges of Vinson & Elkins R.L.L.P. and Bernard Hertz Bejot, the Purchasers’ legal advisors) that shall have been incurred by the Purchasers in connection with the proposed purchase and sale of the Securities. The Company shall not be liable to the Purchasers for loss of contemplated profits from the transactions covered by this Agreement. Other than as set forth in this Section 5(h) each of the parties hereto shall bear all out-of-pocket costs and expenses incurred by them.
             (i) In connection with the offering, until the Purchasers shall have notified the Company of the completion of the resale of the Securities, neither the Company nor any of its affiliates has or will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Securities or attempt to induce any person to purchase any

Securities; and neither they nor any of their affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Securities.
             (j) After the date of the initial offering of the Securities by the Purchasers and until the day which is 90 days after the Closing Date, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue, or any options or derivatives in respect of such debt securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Purchasers; provided that this provision shall not prohibit the filing of any registration statement to comply with the terms of the Registration Rights Agreement, the issuance of the Exchange Securities, borrowings under the credit facilities existing on the date hereof or secured financings of accounts receivables and inventory. The Company will not at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Rule 144A or the safe harbour of Regulation S to cease to be applicable to the offer and sale of the Securities.
             (k) The Company will indemnify and hold harmless the Purchasers against any documentary, stamp or similar issuance tax that may be imposed by the United States, Luxembourg or the Republic of France (other than, in the case of France, the fixed registration duty and timbres de dimension), including any interest and penalties, that may be payable by the Purchasers on the creation, issuance and sale of the Securities and on the execution and delivery of this Agreement. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made. If such withholding or deduction of tax is due, the Purchasers and the Company shall promptly co-operate in completing any procedural formalities necessary for the Company to avoid such withholding or deduction of tax. The Company will not be required to pay such additional amounts to a Purchaser if the Company is able to demonstrate that the payment of additional amounts could have been made to the Purchaser without a withholding or deduction of tax had that Purchaser complied with its obligations to cooperate with the Company.
             (l) The Company will use its reasonable best efforts to have the Securities and the Exchange Securities admitted to trading on the Euro MTF Market of the Luxembourg Stock Exchange and will maintain such listing as long as the Securities or the Exchange Securities are outstanding; provided, however, that if the Company can no longer maintain such listing, the Company will use all reasonable commercial efforts to obtain and maintain the listing of the Notes and the Exchange Securities on another recognized stock exchange.
             (m) The Company shall take all reasonable action necessary to enable Standard & Poor’s Ratings Services, a division of the McGraw Hill, Inc. (“S&P”), and Moody’s Investors Service Inc. (“Moody’s”) to provide and/or confirm their respective credit ratings of the Securities.
             (n) The Company will cooperate with the Purchasers and use its reasonable best endeavours to permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in The Portal Market and to permit the Securities to be eligible for clearance and settlement through DTC, including preparation and filing with DTC of a Letter of Representations signed by the Company.

             (o) The Company will not, and will not cause its respective affiliates to, nor will the Company authorize or knowingly permit any person acting on its behalf (excluding the Purchasers, as to whom no agreement is made) to, solicit any offer to buy or sell the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D under the Securities Act or in any manner involving a public offering within the meaning of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and the Company will not offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act or the safe harbour afforded by Regulation D thereunder to cease to be applicable to the offering and sale of the Securities as contemplated by this Agreement and the Offering Circular.
             (p) The Company undertakes that, since the provisions of the EU Directive 2003/48/EC dated 3 June 2003 have been implemented with effect from July 1, 2005, it will use its best endeavours to ensure that the Company maintains a paying agent in a European Union member state that will not be obligated to withhold or deduct tax pursuant to such European Union Directive on the taxation of savings income.
             (q) The Company will use its reasonable best endeavours to do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Securities.
             6.  Conditions of the Obligations of the Purchasers. The obligations of the Purchasers to purchase and pay for the Securities will be subject to the accuracy of the representations and warranties on the part of the Company, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of their obligations hereunder, in each case, in all material respects, and to the following conditions precedent:
             (a) The Purchasers shall have received a comfort letter or letters, dated the date of this Agreement, of Mazars & Guérard and Barbier Frinault & Autres Ernst & Young, on the one hand, and Barbier Frinault & Autres and Ernst & Young Audit, on the other hand, in form and substance satisfactory to the Purchasers concerning the financial information with respect to the Company set forth in the Offering Document.
             (b) The Purchasers shall have received a comfort letter or letters, dated the date of this Agreement, of Ernst & Young AS, in form and substance satisfactory to the Purchasers concerning the financial information with respect to Exploration Resources set forth in the Offering Document.
             (c) The Purchasers shall have received a comfort letter or letters, dated the date of this Agreement, of Ernst & Young in form and substance satisfactory to the Purchasers concerning the financial information with respect to Arabian Geophysical & Surveying Company set forth in the Offering Document.
             (d) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of the Purchasers, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement or any indication given to the Company that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any change in U.S., French, international, financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Purchasers, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, the Luxembourg Stock Exchange or the Eurolist by Euronext Paris or any setting of minimum prices for trading on any such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal, New York, European Union, English or French authorities; (vi) any major disruption of settlements of securities or clearance services in the United States, the European Union, the United Kingdom or France; (vii) any attack on, outbreak or escalation of hostilities, declaration of war or act of terrorism involving the United States, the European Union, the United Kingdom or France, or any other national or international calamity or emergency if, in the judgment of the Purchasers, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Securities.
             (e) The Purchasers shall have received an opinion, dated the Closing Date, of Linklaters, counsel for the Company, covering substantially the items set forth in Exhibit A hereto. The Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
             (f) The Purchasers shall have received opinions, dated the Closing Date, from local counsel for the Company, from local counsel in each of the countries of incorporation of the Guarantors with respect to the valid existence, power and authority, due authorization of the Guarantors and other related matters as the Purchasers may require, in each case satisfactory to the Purchasers. The Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
             (g) The Purchasers shall have received from Vinson & Elkins R.L.L.P., U.S. counsel for the Purchaser, such opinion or opinions, dated the Closing Date, with respect to the validity of the Securities, the Offering Circular, the exemption from registration for the offer and sale of the Securities by the Company to the Purchasers and the resales by the Purchasers as contemplated hereby and other related matters as the Purchasers may require, in each case satisfactory to the Purchasers. The Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
             (h) The Purchasers shall have received certificates, dated the Closing Date, of the principal executive officer and the principal financial or accounting officer of the Company, in which such officers shall state that the representations and warranties of the Company in this Agreement are true and correct, certify as to the outstanding Net debt and Shareholders’ equity (as such terms are described in the Offering Document) as of a date that is reasonably acceptable to the Purchasers, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and that, subsequent to the respective dates of the most recent financial statements in the Offering Document there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, prospects, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in the Offering Document.
             (i) The Purchasers shall have received a comfort letter or letters, dated the Closing Date, of Mazars & Guérard and Barbier Frinault & Autres Ernst & Young on the one hand and Barbier Frinault & Autres and Ernst & Young Audit on the other hand which meets the requirements of subsection (a) of this Section.

             (j) The Purchasers shall have received a comfort letter or letters, dated the Closing Date, of Ernst & Young AS which meets the requirements of subsection (b) of this Section.
             (k) The Purchasers shall have received a comfort letter or letters, dated the Closing Date of Ernst & Young which meets the requirements of subsection (c) of this Section.
             (l) At the Closing Date, the Securities shall have been designated for trading on The Portal Market and cleared for settlement at DTC.
             (m) At the Closing Date, application shall have been made to list the Securities on the Euro MTF Market of the Luxembourg Stock Exchange, and such application shall not have been withdrawn or rejected or shall have been approved for listing subject to official notice of issuance.
             (n) At the Closing Date, the Securities shall be rated at least Ba3 by S&P and BB- by Moody’s, and the Company shall have delivered to the Purchasers a letter dated the Closing Date, from each such rating agency, or other evidence satisfactory to the Purchasers, confirming that the Securities have such ratings.
             (o) As of the Closing Date, the Company, the Guarantors and the Trustee shall have entered into the Indenture.
             (p) As of the Closing Date, the Company and the Guarantors shall have entered into the Registration Rights Agreement, in form and substance satisfactory to the Purchasers.
             (q) The Company and its subsidiaries shall have (i) received on or prior to the Closing Date all consents, approvals, authorisations and other orders of, or qualifications with, each court, regulatory authority, governmental body or agency, or third party, and (ii) given all notices required under relevant law and any material agreements, in each case, required to execute, deliver and perform their respective obligations under the Indenture, the Securities, the Guarantees, the Exchange Securities, the Registration Rights Agreement and this Agreement, except, in each case, such as may be required under state securities laws and except for the order of the Commission declaring the Exchange Offer Registration Statement or Shelf Registration Statement effective.
             The Company will furnish the Purchasers with such copies of such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request. The Purchasers may in their sole discretion waive compliance with any conditions to the obligations of the Purchasers hereunder.
7.	Indemnification and Contribution.
             (a) The Company undertakes to each Purchaser that it will indemnify and hold harmless each such Purchaser, its partners, directors and officers and each person, if any, who controls each Purchaser within the meaning of Section 15 of the Securities Act (each, a “Relevant Party”), against any losses, claims, damages or liabilities, joint or several, to which such Relevant Party may become subject, under the Securities Act or the Exchange Act or otherwise (each, a “Loss”), insofar as such Loss (or any action in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, including any Loss (or any action in respect thereof) arising out of or based upon the Company’s failure to perform its obligations under Section 5(a) of this Agreement, and the Company shall pay to such Relevant Party on demand an amount equal to such Loss. No Relevant Party shall have any duty or obligation, whether as fiduciary or trustee for any Relevant Party or otherwise, to recover any such payment or to account to any other person for any amounts paid to it under this Section 7. The Company will reimburse each Relevant Party for any legal or other expenses incurred by such Relevant Party in connection with investigating or defending any such Loss (or action in respect thereof) upon demand as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such Loss (or any action in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company made by the Purchasers through CS specifically for use in the Offering Document, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.
             (b) Each Purchaser will severally and not jointly indemnify and hold harmless the Company and its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Purchasers through CS specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information consists of the following information in the Offering Document furnished on behalf of the Purchasers through CS: the table entitled “Initial Purchasers” under the caption “Plan of Distribution” and the second paragraph thereafter under the caption “Plan of Distribution”; provided, however, that the Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under Section 5(a) of this Agreement.
             (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defences) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defence thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defence thereof, the indemnifying party will not be liable to such indemnified party under this section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defence thereof other than reasonable costs of investigation; provided, however, that the indemnifying party shall only be obligated to pay the fees, disbursements and other charges of one counsel (and one additional local counsel for each applicable jurisdiction) to the indemnified parties in connection with any single matter, unless an indemnified party has a legal position that differs from the other indemnified parties or may be subject to different claims and defences than the other indemnified parties, in which case the indemnifying party shall be obligated to pay the fees, disbursements and other charges of one additional counsel for such indemnified party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.
             (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Purchasers from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it were resold exceeds the amount of any damages which the Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.
             (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any of the Purchasers within the meaning of the Securities Act or the Exchange Act; and the obligations of the Purchasers under this Section shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act.
             8.  Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase Securities hereunder and the aggregate principal amount of Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of Securities, the non-defaulting Purchaser or Purchasers may make arrangements satisfactory to the Company for the purchase of such Securities by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Securities that such defaulting Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the aggregate principal amount of Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Securities and arrangements satisfactory to the non-defaulting Purchasers and the Company for the purchase of such Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Company, except as provided in Section 9. As used in this Agreement, the term “Purchaser” includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.
             9.  Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Securities by the Purchasers is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Purchasers pursuant to Section 7 shall remain in effect. If the purchase of the Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv), (v), (vi) or (vii) of Section 6(b), the Company will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel plus VAT where applicable) reasonably incurred by them in connection with the offering of the Securities.
             10.  Notices. All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or faxed to the Purchasers, c/o Credit Suisse First Boston (Europe) Limited, One Cabot Square, London E14 4QJ, United Kingdom, Attention: High Yield Capital Markets, facsimile number +44 20 7890 2312 or, if sent to the Company, will be mailed or delivered or faxed to it at Tour Montparnasse 33 avenue du Maine 75755 Paris Cedex 15, Attention: Mr. Thierry Le Roux and Mr. Stephane-Paul Frydman, facsimile number + 33 1 64 47 34 31. Any such notice shall take effect, in the case of delivery, at the time of delivery, in the case of mail two business days after the same was deposited in the post (first class postage prepaid) and, in the case of facsimile, at the time of completion of the transmission.
             11.  Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7. No purchaser of Securities from any Purchaser shall be deemed to be a successor merely by reason of such purchase.
             12.  Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Delivery of an executed signature page to this Agreement by facsimile shall be as effective as delivery of a manually executed document.
             13. Representation of Purchasers. CS will act for the several Purchasers in connection with this purchase, and any action under this Agreement taken by CS will be binding upon all the Purchasers.
             14. Absence of Fiduciary Relationship. The Company and the Guarantors acknowledge and agree that:
             (a) The Purchasers have been retained solely to act as underwriters in connection with the sale of the Securities and no fiduciary, advisory or agency relationship between Company or any of the Guarantors, on the one hand, and the Purchasers, on the other, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Purchasers have advised or are advising the Company or any of the Guarantors on other matters;

             (b) the price of the Securities set forth in this Agreement was established by the Company and the Guarantors following discussions and arms-length negotiations with the Purchasers, and the Company and the Guarantors are capable of evaluating and understanding, and understand and accept, the terms, risks and conditions of the transactions contemplated by this Agreement;
             (c) the Company and the Guarantors have been advised that the Purchasers and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or of any of the Guarantors and that the Purchasers have no obligation to disclose such interests and transactions to the Company or any of the Guarantors by virtue of any fiduciary, advisory or agency relationship; and
             (d) the Company and the Guarantors waive, to the fullest extent permitted by law, any claims they may have against the Purchasers for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Purchasers shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or any of the Guarantors, including shareholders, employees or creditors of the Company or any of the Guarantors, respectively.
15.	Applicable Law and Jurisdiction.
             (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
             (b) The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
             (c) The Company irrevocably appoints CT Corporation, 111 8th Avenue, New York, New York 10011, as its authorized agent in New York, upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section 10, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of eight years from the date of this Agreement.
             16. Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.
             17. Severability/Illegality. If any provision in this Agreement shall be held to be illegal, invalid or unenforceable, in whole or in part, under any enactment or rule of law, such provision or part shall (so far as illegal, invalid or unenforceable) be given no effect and deemed not be included in this Agreement but the legality, validity and enforceability of the remainder of this Agreement shall not be affected.
             18. Currency. The obligation of the Company in respect of any sum due to any Purchaser or other indemnified party, as applicable, shall, notwithstanding any judgment in a currency other than Euro, not be discharged until the first business day, following receipt by such Purchaser or other indemnified party, as applicable, of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Purchaser or other indemnified party, as applicable, is able in accordance with normal banking procedures purchase Euro with such other currency; if the Euro so purchased are less than the sum originally due to such Purchaser or other indemnified party, as applicable, hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Purchaser or other indemnified party, as applicable, against such loss. If the Euro so purchased are greater than the sum originally due to such Purchaser or other indemnified party, as applicable, hereunder, such Purchaser or other indemnified party, as applicable, agrees to pay to the Company an amount equal to the excess of the Euro so purchased over the sum originally due to such Purchaser or other indemnified party, as applicable, hereunder.
             References in this Agreement to this Agreement, the Paying Agency Agreement and the Indenture shall be deemed to include such agreements or deeds as amended, varied or supplemented from time to time.
[Signature page follows.]

     If the foregoing is in accordance with the Purchasers’ understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the Purchasers in accordance with its terms.

Very truly yours, Compagnie Generale de Geophysique
By:
Name:
Title:

CGG Americas Inc.
By:
Name:
Title:

CGG Canada Services Ltd
By:
Name:
Title:

CGG Marine Resources Norge A/S
By:
Name:
Title:

Sercel Inc.
By:
Name:
Title:

Sercel Australia Pty Ltd
By:
Name:
Title:

Sercel Canada Ltd.
By:
Name:
Title:

Signature page to Purchase Agreement

The foregoing Purchase Agreement
is hereby confirmed and accepted
as of the date first above written.
CREDIT SUISSE SECURITIES (EUROPE) LIMITED
BY:
Name:
Title:

BY:
Name:
Title:
BNP PARIBAS SECURITIES CORP.
BY:
Name:
Title:
Signature page to Purchase Agreement

SCHEDULE A

Principal Amount
of
Purchaser	Securities

Credit Suisse Securities (Europe) Limited	U.S.$82,500,000

BNP Paribas Securities Corp.	U.S.$82,500,000

Total	U.S.$165,000,000

A-1

SCHEDULE B
Subsidiaries

		% Share Capital
	Jurisdiction of	held directly or
Company Subsidiaries	Organization	indirectly	Guarantor

CGG Marine SAS	France	100.0%

Geocal SARL	France	100.0%

Geoco SAS	France	100.0%

Sercel SA	France	100.0%

CGG Explo SARL	France	100.0%

Sercel Holding SA	France	100.0%

CGG Americas, Inc.	Texas	100.0%	Yes

CGG do Brasil Participacoes Ltda.	Brasil	100.0%

CGG Canada Services Ltd.	Alberta	100.0%	Yes

CGG International SA	Switzerland	100.0%

CGG (Nigeria) Ltd.	Nigeria	100.0%

CGG Marine Resources Norge A/S	Norway	100.0%	Yes

CGG Offshore UK Ltd.	United Kingdom	100.0%

CGG Pan India Ltd.	India	40.0%

CGG Selva	Peru	100.0%

Compania Mexicana de Geofisica	Mexico	100.0%

Compaghia de Geologica e Geofisica Portuguesa	Portugal	100.0%

Exgeo CA	Venezuala	100.0%

Geoexplo	Kazakhstan	100.0%

Geophysics Overseas Corporation Ltd.	Bahamas	100.0%

B-1

		% Share Capital
	Jurisdiction of	held directly or
Company Subsidiaries	Organization	indirectly	Guarantor

CGG Australia Services Pty Ltd.	Australia	100.0%

CGG Asia Pacific	Malaysia	33.2%

Petroleum Exploration Computer Consultants Ltd.	United Kingdom	100.0%

PT Alico	Indonesia	100.0%

Sercel Australia Pty Ltd.	Australia	100.0%	Yes

Hebei Sercel JunFeng	China	100.0%

Sercel Inc.	Oklahoma	100.0%	Yes

Sercel Singapore Pte Ltd.	Singapore	100.0%

Sercel England Ltd.	United Kingdom	100.0%

Sercel Canada Ltd.	New Brunswick	100.0%	Yes

Exploration Resources ASA	Norway	100.00%

Multiwave Geophysical Company ASA	Norway	100.00%

Exploration Vessel Resources	Norway	100.00%

Exploration Vessel Resources II	Norway	100.00%

Exploration Investment Resources II	Norway	100.00%

B-2

EXHIBIT A
[Form of Linklaters opinion to come]

EXH A-1